United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

April 12, 2012

Date of Report
[Date of Earliest Event Reported]

CAPITAL GROUP HOLDINGS, INC.
 (Exact name of Registrant as specified in its Charter)

Minnesota	000-17064	41-1430130
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)
7689 E. Paradise Ln. Suite 5, Scottsdale, AZ 85260
(Address of Principal Executive Offices, including zip code)

(480) 998-2100
(Registrant’s Telephone Number, including area code)

___________________________________________
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On April 12, 2012, Capital Group Holdings, Inc., and its wholly owned subsidiary One Health Pass, Inc. (collectively, the “Company”), entered into a 36 month joint marketing agreement (the “Agreement”) with Alliance Urgent Care, LLC (“Alliance”).  Pursuant to the Agreement, the Company and Alliance will jointly market services in the State of Arizona to acquire customers for OneHealthPassTM.  Under the terms of the Agreement, Alliance will pay One Health Pass, Inc. a total of $190,000 to be included in the advertising program that the Company will initiate in Arizona.  Net revenues collected from the customers the Company signs up for services under the marketing agreement shall be split with 51% paid to the Company and 49% paid to Alliance.  Unless terminated in writing 30 days prior to the end of the 36 month term, the Agreement will automatically renew for additional one (1) year terms.

SIGNATURES
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 12, 2012	Capital Group Holdings, Inc. /s/ Erik Cooper
By: Erik Cooper Its: Chief Executive Officer President (Principal Executive Officer)